EXHIBIT A8

                     THE NEW AMERICA HIGH INCOME FUND, INC.

                             ARTICLES SUPPLEMENTARY

                     ESTABLISHING AND FIXING THE RIGHTS AND
        PREFERENCES OF AN ADDITIONAL SERIES OF SHARES OF PREFERRED STOCK


           The New America High Income Fund, Inc., a Maryland corporation (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

                     FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of its Articles of Amendment and Restatement, as heretofore amended (which, as hereafter restated or amended from time to time, are together with these Articles Supplementary herein called the "Articles"), the Board of Directors has, by resolution, authorized the issuance of 2,000 shares of its Preferred Stock, par value $1.00 per share, liquidation preference $25,000 per share, classified as Series C Auction Term Preferred Stock.

                     SECOND: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of such series of ATP are as follows:

                                   DESIGNATION

           Series C: A series of 2,000 shares of Preferred Stock, par value $1.00 per share, liquidation preference $25,000 per share, is hereby designated "Series C Auction Term Preferred Stock" ("ATP Series C"). Each share of ATP Series C shall have an Applicable Rate for its initial Dividend Period equal to ___% per annum and an initial Dividend Payment Date of ________, 1997; and each share of ATP Series C shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Articles applicable to preferred stock of the Corporation, as are set forth in Part I and Part II of these Articles Supplementary. The ATP Series C shall constitute a separate series of Preferred Stock of the Corporation.

           Subject to the provisions of Section 12(c) of Part I hereof, the Board of Directors of the Corporation may, in the future, reclassify additional shares of the Corporation's Preferred Stock as ATP Series C, with the same preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and other terms of the respective series herein described, except that the Applicable Rate for its initial Dividend Period, its initial Dividend Payment Date and any other changes in the terms herein set forth shall be as set forth in the Articles Supplementary reclassifying such shares as ATP Series C .

           As used in Part I and Part II of these Articles Supplementary, capitalized terms shall have the meanings provided in Section 18 of Part I and
Section 1 of Part II.


                                                                PART I

            1.       Number of Shares; Ranking.

                     (a) The initial number of authorized shares constituting ATP Series C is 2,000 shares. No fractional shares of ATP Series C shall be issued.

                     (b) Any shares of ATP Series C which at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, have the status of authorized but unissued shares of Preferred Stock.

                     (c) The shares of ATP Series C shall rank on a parity with shares of any other series of Preferred Stock (including any other shares of ATP) as to the payment of dividends to which such shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation.

                     (d) No holder of shares of ATP Series C shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any shares of ATP Series C, shares of Common Stock of the Corporation or other securities of the Corporation which it may hereafter issue or sell.

            2.       Dividends.

                     (a) The Holders of shares of ATP Series C shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends on their shares at the Applicable Rate, determined as set forth in paragraph (c) of this Section 2, and no more, payable on the respective dates determined as set forth in paragraph
(b) of this Section 2. Dividends on the Outstanding shares of ATP Series C issued on the Date of Original Issue shall accumulate from the Date of Original Issue.

                     (b) (i) Dividends shall be payable when, as and if declared by the Board of Directors following the initial Dividend Payment Date, subject to subparagraph (b)(ii) of this Section 2, on the shares of ATP Series C as follows:

                                           (A) with respect to any Dividend
                     Period of one year or less, on the Business Day next succeeding the last day thereof and, if any, on the 91st, 181st and 271st days thereof; and

                                           (B) with respect to any Dividend
                     Period of more than one year, on a quarterly basis on each January 1, April 1, July 1 and October 1 within such Dividend Period and on the Business Day following the last day of such Dividend Period.

                               (ii) If a day for payment of dividends resulting from the application of subparagraph (b)(i) above is not a Business Day, then the Dividend Payment Date shall be the day next succeeding such day, or if the day next succeeding such day for payment of dividends is not a Business Day, then the Dividend Payment Date shall be the first Business Day prior to such day for payment of dividends that is next succeeded by a Business Day; provided, however, that if the Securities Depository pays dividends in same-day funds, and such day for payment is not a Business Day, the Dividend Payment Date shall be the first Business Day following such day for payment of dividends.

                               (iii) The Corporation shall pay to the Paying Agent not later than 3:00 p.m., New York City time, on the Business Day next preceding each Dividend Payment Date for the shares of ATP Series C, an aggregate amount of funds available on the next Business Day in the City of New York, New York, equal to the dividends to be paid to all Holders of such shares on such Dividend Payment Date. The Corporation shall not be required to establish any reserves for the payment of dividends.

                               (iv) All moneys paid to the Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section 2. Any moneys paid to the Paying Agent in accordance with the foregoing but not applied by the Paying Agent to the payment of dividends, including interest earned on such moneys, will, to the extent permitted by law, be repaid to the Corporation at the end of 90 days from the date on which such moneys were to have been so applied.

                                (v) Each dividend on ATP Series C shall be paid on the Dividend Payment Date therefor to the Holders of the relevant series as their names appear on the stock ledger or stock records of the Corporation on the Business Day next preceding such Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the stock ledger or stock records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                     (c) (i) The dividend rate on Outstanding shares of ATP Series C during the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period therefor shall be equal to the rate per annum set forth under "Designation" above. For each subsequent Dividend Period with respect to the shares of ATP Series C Outstanding thereafter, the dividend rate shall be equal to the rate per annum that results from an Auction for Outstanding shares of ATP Series C on the respective Auction Date therefor next preceding such subsequent Dividend Period; provided, however, that if an Auction for any subsequent Dividend Period of ATP Series C is not held for any reason or if Sufficient Clearing Orders have not been made in an Auction (other than as a result of all shares of ATP Series C being the subject of Submitted Hold Orders), then the dividend rate on the shares of ATP Series C for any such Dividend Period shall be the Maximum Applicable Rate for such shares on the Auction Date for such Dividend Period (except (i) during a Default Period when the dividend rate shall be the Default Rate, as set forth in Section 2(c)(ii) below) or (ii) after a Default Period and prior to the beginning of the next Dividend Period when the dividend rate shall be the Maximum Applicable Rate at the close of business on the last of such Default Period). With respect to a Dividend Period of 93 days or fewer, the Minimum Applicable Rate will apply automatically following an Auction in which all of the Outstanding shares of ATP Series C are subject (or are deemed to be subject) to Hold Orders. The rate per annum at which dividends are payable on shares of ATP Series C as determined pursuant to this
           Section 2(c)(i) shall be the "Applicable Rate."

                               (ii) A "Default Period" will commence on the applicable date set forth below if the Corporation fails to (A) declare prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted as described below) within two Business Days after such Dividend Payment Date to the persons who held shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend payable on such Dividend Payment Date, (B) deposit, irrevocably in trust, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (I) on or (to the extent permitted as described below) within two Business Days after any Dividend Payment Date the full amount of any declared dividend on ATP Series C payable on such Dividend Payment Date (together with the failure to timely declare dividends described in (A) above, hereinafter referred to as a "Dividend Default") or
           (II) on or (to the extent permitted as described below) within two Business Days after any date fixed for redemption of shares of ATP Series C called for redemption, the applicable redemption price (a "Redemption Default") or (C) maintain the "aaa"/AAA Credit Rating unless the "aaa"/AAA Credit Rating is restored by the Dividend Payment Date next following the date on which the Corporation fails to maintain the "aaa"/AAA Credit Rating (a "Rating Default" and, together with a Dividend Default and a Redemption Default, hereinafter referred to as a "Default"). A Default Period with respect to a Dividend Default or a Redemption Default will consist of the period commencing on and including the aforementioned Dividend Payment Date or redemption date, as the case may be, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and unpaid redemption price shall have been so deposited or shall have otherwise been made available to the applicable holders in same-day funds. A Default Period with respect to a Rating Default shall commence as of the date on which the Corporation fails to maintain the "aaa"/AAA Credit Rating (provided that such Rating Default shall be deemed not to have occurred and such Default Period shall not commence if such Rating Default is cured by the next succeeding Dividend Payment Date) and shall end on the earlier of the date on which such default is cured as provided herein or the date on which ATP Series C is mandatorily redeemed as provided herein. The Applicable Rate for each Default Period, and each Dividend Period commencing during a Default Period, will be equal to the Default Rate; and each subsequent Dividend Period commencing after the beginning of a Default Period shall be a Standard Term Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Dividend Period. No Auction shall be held during a Default Period. Any dividend due on any Dividend Payment Date (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Corporation has declared such dividend payable on or within two Business Days after such Dividend Payment Date to the persons who held such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to such shares not paid to such Persons when due may (if such default is not solely due to the willful failure of the Corporation) be paid to such persons in the same form of funds by 12:00 noon, New York City time, on any of the first two Business Days after such Dividend Payment Date or due date, as the case may be, provided that such amount is accompanied by an additional amount for such period of non-payment at the Default Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360. For the purposes of the foregoing, payment to a person in same-day funds made on or before 12:00 noon New York City time on any Business Day at any time will be considered equivalent to payment to that person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day. The Default Rate is equal to the Reference Rate multiplied by three (3).

                               (iii) The amount of dividends per share payable (if declared) on each Dividend Payment Date of each Dividend Period of less than one (1) year (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Dividend Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Dividend Period (or portion thereof) that such share was Outstanding and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Dividend Period of one (1) year or more, the amount of dividends per share payable on any Dividend Payment Date (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed as described in the preceding sentence, except that it will be determined on the basis of a year consisting of twelve 30-day months.

                     (d) Any dividend payment made on shares of ATP Series C shall first be credited against the earliest accumulated but unpaid dividends due with respect to ATP Series C.

                     (e) For so long as the shares of the ATP are Outstanding, except as contemplated by Sections 3(j) and 7(e), the Corporation will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other shares, if any, ranking junior to the ATP as to dividends or upon liquidation) in respect to Common Stock or any other shares of the Corporation ranking junior to or on a parity with the ATP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock or any other such junior shares (except by conversion into or exchange for shares of the Corporation ranking junior to the ATP as to dividends and upon liquidation) or any such parity shares (except by conversion into or exchange for shares of the Corporation ranking junior to or on a parity with the ATP as to dividends and upon liquidation), unless (i) immediately after such transaction, the Corporation would have Eligible Assets with an aggregate Discounted Value at least equal to the ATP Basic Maintenance Amount and the 1940 Act ATP Asset Coverage would be achieved, (ii) full cumulative dividends on the ATP due on or prior to the date of the transaction have been declared and paid and (iii) the Corporation has redeemed the full number of shares of the ATP required to be redeemed by any provision for mandatory redemption contained in Section 3(a)(ii).

            3.       Redemption.

                     (a) (i) After the initial Dividend Period, subject to the provisions of this Section 3 and to the extent permitted under the 1940 Act and Maryland law, the Corporation may, at its option, redeem in whole or in part out of funds legally available therefor shares of ATP Series C herein designated as (A) having a Dividend Period of one year or less, on the Business Day after the last day of such Dividend Period by delivering a notice of redemption not less than 15 days and not more than 40 days prior to such redemption, at a redemption price per share equal to $25,000, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption, or (B) having a Dividend Period of more than one year, on any Business Day prior to the end of the relevant Dividend Period by delivering a notice of redemption not less than 15 days and not more than 40 days prior to the date fixed for such redemption, at a redemption price per share equal to $25,000, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption, plus a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions at the time of the designation of such Dividend Period as set forth in Section 4 of these Articles Supplementary; provided, however, that during a Dividend Period of more than one year no shares of ATP Series C will be subject to optional redemption except in accordance with any Specific Redemption Provisions approved by the Board of Directors after consultation with the Broker-Dealers at the time of the designation of such Dividend Period. Notwithstanding the foregoing, the Corporation shall not give a notice of or effect any redemption pursuant to this Section 3(a)(i) unless, on the date on which the Corporation intends to give such notice and on the date of redemption (a) the Corporation has available certain Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of ATP Series C by reason of the redemption of ATP Series C on such date fixed for the redemption and (b) the Corporation would have Eligible Assets with an aggregate Discounted Value at least equal the ATP Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, it being understood that the provisions of paragraph (d) of this Section 3 shall be applicable in such circumstances in the event the Corporation makes the deposit and takes the other action required thereby.

                               (ii) If the Corporation fails to maintain, as of any Valuation Date, Eligible Assets with an aggregate Discounted Value at least equal to the ATP Basic Maintenance Amount or, as of the last Business Day of any month, the 1940 Act ATP Asset Coverage, and such failure is not cured within two Business Days following the relevant Valuation Date in the case of a failure to maintain the ATP Basic Maintenance Amount or the last Business Day of the following month in the case of a failure to maintain 1940 Act Asset Coverage as of such last Business Day (respectively, the "Asset Coverage Cure Date"), the ATP will be subject to mandatory redemption out of funds legally available therefor. The number of shares of ATP to be redeemed in such circumstances will be equal to the lesser of (A) the minimum number of shares of ATP the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Asset Coverage Cure Date, would result in the Corporation having Eligible Assets with an aggregate Discounted Value at least equal to the ATP Basic Maintenance Amount, or sufficient to satisfy 1940 Act ATP Asset Coverage, as the case may be, in either case as of the relevant Asset Coverage Cure Date (provided that, if there is no such minimum number of shares the redemption of which would have such result, all shares of ATP then Outstanding will be redeemed), and (B) the maximum number of shares of ATP that can be redeemed out of funds expected to be available therefor on the mandatory redemption date at the Mandatory Redemption Price set forth in subparagraph (a)(iv) of this Section 3.

                               (iii) If the Corporation at any time fails to maintain the "aaa"/AAA Credit Rating and the Corporation is unable to restore the "aaa"/AAA Credit Rating within 90 calendar days thereafter (the "Rating Default Cure Date"), all shares of the ATP will be subject to mandatory redemption out of funds legally available therefor, on the Mandatory Redemption Date at the Mandatory Redemption Price set forth in subparagraph (a)(iv) of this Section 3.

                               (iv) In determining the shares of the ATP required to be redeemed in accordance with the foregoing Section 3(a)(ii), the Corporation shall allocate the number of shares required to be redeemed to satisfy the ATP Basic Maintenance Amount or the 1940 Act ATP Asset Coverage, as the case may be, pro rata among the Holders of shares of the ATP in proportion to the number of shares they hold and shares of other Preferred Stock subject to mandatory redemption provisions similar to those contained in this
           Section 3, subject to the further provisions of this subparagraph
           (iv). The Corporation shall effect any required mandatory redemption pursuant to subparagraph (a)(ii) or (a)(iii) of this Section 3 no later than 30 days after the Asset Coverage Cure Date or the Rating Default Cure Date, as the case may be (the "Mandatory Redemption Date"), except that if the Corporation does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the number of shares of the ATP which would be required to be redeemed by the Corporation under clause (A) of subparagraph (a)(ii) or subparagraph (a)(iii) of this Section 3 if sufficient funds were available, together with shares of other Preferred Stock which are subject to mandatory redemption under provisions similar to those contained in this Section 3, or the Corporation otherwise is unable to effect such redemption on or prior to such Mandatory Redemption Date, the Corporation shall redeem those shares of the ATP, and shares of other Preferred Stock which it was unable to redeem, on the earliest practicable date on which the Corporation will have such funds available, upon notice pursuant to
           Section 3(b) to record owners of shares of the ATP to be redeemed and the Paying Agent. The Corporation will deposit with the Paying Agent funds sufficient to redeem the specified number of shares of the ATP with respect to a redemption required under subparagraph (a)(ii) or subparagraph (a)(iii) of this Section 3, by 1:00 p.m., New York City time, of the Business Day immediately preceding the Mandatory Redemption Date. If fewer than all of the Outstanding shares of the ATP are to be redeemed pursuant to this Section 3(a)(iv), the number of shares to be redeemed shall be redeemed pro rata from the Holders of such shares in proportion to the number of such shares held by such Holders, by lot or by such other method as the Corporation shall deem fair and equitable, subject, however, to the terms of any applicable Specific Redemption Provisions. "Mandatory Redemption Price" means $25,000 per share, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption, plus (in the case of a Dividend Period of one year or more only) a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions.

                     (b) In the event of a redemption pursuant to Section 3(a), the Corporation will file a notice of its intention to redeem with the Securities and Exchange Commission so as to provide at least the minimum notice required under Rule 23c-2 under the 1940 Act or any successor provision. In addition, the Corporation shall deliver a notice of redemption to the Auction Agent (the "Notice of Redemption") containing the information set forth below
(i) in the case of an optional redemption pursuant to subparagraph (a)(i) above, one Business Day prior to the giving of notice to the Holders, (ii) in the case of a mandatory redemption pursuant to subparagraph (a)(ii) or subparagraph
(a)(iii) above, on or prior to the 30th day preceding the Mandatory Redemption Date. The Auction Agent will use its reasonable efforts to provide telephonic notice to each Holder of shares of ATP Series C called for redemption not later than the close of business on the Business Day immediately following the day on which the Auction Agent determines the shares to be redeemed (or, during a Default Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Corporation). The Auction Agent shall confirm such telephonic notice in writing not later than the close of business on the third Business Day preceding the date fixed for redemption by providing the Notice of Redemption to each Holder of shares called for redemption, the Paying Agent (if different from the Auction Agent) and the Securities Depository. Notice of Redemption will be addressed to the registered owners of ATP Series C at their addresses appearing on the share records of the Corporation. Such Notice of Redemption will set forth (i) the date fixed for redemption, (ii) the number and identity of shares of ATP Series C to be redeemed, (iii) the redemption price (specifying the amount of accumulated dividends to be included therein), (iv) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, and (v) the provision under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.

                     (c) Notwithstanding the provisions of paragraph (a) of this
Section 3, but subject to Section 7(e), no shares of the ATP may be redeemed unless all dividends in arrears on the Outstanding shares of the ATP and all capital stock of the Corporation ranking on a parity with the ATP with respect to payment of dividends or upon liquidation, have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding shares of the ATP pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding shares of the ATP.

                     (d) Upon the deposit of funds sufficient to redeem shares of ATP Series C with the Paying Agent and the giving of the Notice of Redemption to the Auction Agent under paragraph (b) of this Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Corporation has maintained the requisite ATP Basic Maintenance Amount or the 1940 Act ATP Asset Coverage), and all rights of the holder of the shares so called for redemption shall cease and terminate, except the right of such holder to receive the redemption price specified herein, but without any interest or other additional amount. Such redemption price shall be paid by the Paying Agent to the nominee of the Securities Depository. The Corporation shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of the shares of ATP Series C called for redemption on such date and (ii) such other amounts, if any, to which Holders of shares of ATP Series C called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Corporation, after which time the Holders of shares of ATP Series C so called for redemption may look only to the Corporation for payment of the redemption price and all other amounts, if any, to which they may be entitled. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest earned on the funds so deposited.

                     (e) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, or is otherwise prohibited, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem shares of ATP Series C shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Corporation shall have failed, for any reason whatsoever, to deposit in trust with the Paying Agent the redemption price with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Corporation may not have redeemed shares of ATP Series C for which a Notice of Redemption has been given, dividends may be declared and paid on shares of ATP Series C and shall include those shares of ATP Series C for which Notice of Redemption has been given but for which deposit of funds has not been made.

                     (f) All moneys paid to the Paying Agent for payment of the redemption price of shares of ATP Series C called for redemption shall be held in trust by the Paying Agent for the benefit of holders of shares so to be redeemed.

                     (g) So long as any shares of ATP Series C are held of record by the nominee of the Securities Depository, the redemption price for such shares will be paid on the date fixed for redemption to the nominee of the Securities Depository for distribution to Agent Members for distribution to the persons for whom they are acting as agent.

                     (h) Except for the provisions described above, nothing contained in these Articles Supplementary limits any right of the Corporation to purchase or otherwise acquire any shares of ATP Series C outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any shares of ATP Series C for which Notice of Redemption has been given and the Corporation is in compliance with the 1940 Act ATP Asset Coverage and has Eligible Assets with an aggregate Discounted Value at least equal to the ATP Basic Maintenance Amount after giving effect to such purchase or acquisition on the date thereof. Any shares which are purchased, redeemed or otherwise acquired by the Corporation shall have no voting rights. If fewer than all the Outstanding shares of ATP Series C are redeemed or otherwise acquired by the Corporation, the Corporation shall give notice of such transaction to the Auction Agent, in accordance with the procedures agreed upon by the Board of Directors.

                     (i) In the case of any redemption pursuant to this Section 3, only whole shares of ATP Series C shall be redeemed, and in the event that any provision of the Articles would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

                     (j) Notwithstanding anything herein to the contrary, including, without limitation, Sections 2(e), 6(g) and 12 of Part I hereof, the Board of Directors may authorize, create or issue any class or series of stock ranking prior to or on a parity with the ATP with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, to the extent permitted by the 1940 Act, as amended, if, upon issuance, the net proceeds from the sale of such stock (or such portion thereof needed to redeem or repurchase the Outstanding ATP) are deposited with the Auction Agent in accordance with Section 3(d) of Part I hereof, Notice of Redemption as contemplated by Section 3(b) of Part I hereof has been delivered prior thereto or is sent promptly thereafter, and such proceeds are used to redeem all Outstanding ATP.

            4.       Designation of Dividend Period.

                     (a) The initial Dividend Period for ATP Series C is as set forth under "Designation" above. The Corporation will designate the duration of subsequent Dividend Periods of ATP Series C; provided, however, that no such designation is necessary for a Standard Term Period and, provided further, that any designation of an Alternate Term Period shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely manner to the Auction Agent the full amount of any dividend on, or the redemption price of, ATP Series C shall have been cured as provided above,
(iii) Sufficient Clearing Orders shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Alternate Term Period, (iv) if the Corporation shall have mailed a Notice of Redemption with respect to any shares, the redemption price with respect to such shares shall have been deposited with the Paying Agent, and (v) in the case of the designation of an Alternate Term Period, the Corporation has confirmed that as of the Auction Date next preceding the first day of such Alternate Term Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the ATP Basic Maintenance Amount, and the Corporation has consulted with the Broker-Dealers and has provided notice of such designation and an ATP Basic Maintenance Report to Fitch (if Fitch is then rating the ATP), Moody's (if Moody's is than rating the ATP) and any Other Rating Agency which is then rating the ATP and so requires.

                     (b) If the Corporation proposes to designate any Alternate Term Period, not fewer than 15 (or two Business Days in the event the duration of the Dividend Period prior to such Alternate Term Period is fewer than 15 days) nor more than 30 days prior to the first day of such Alternate Term Period, notice shall be (i) made by press release and (ii) communicated by the Corporation by telephonic or other means to the Auction Agent and confirmed in writing promptly thereafter. Each such notice shall state (A) that the Corporation proposes to exercise its option to designate a succeeding Alternate Term Period, specifying the first and last days thereof and (B) that the Corporation will by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such Alternate Term Period, notify the Auction Agent, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such Alternate Term Period, subject to the terms of any Specific Redemption Provisions, or (y) its determination not to proceed with such Alternate Term Period, in which latter event the succeeding Dividend Period shall be a Standard Term Period.

           No later than 3:00 p.m., New York City time, on the second Business Day next preceding the first day of any proposed Alternate Term Period, the Corporation shall deliver to the Auction Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

                                (i) a notice stating (A) that the Corporation has determined to designate the next succeeding Dividend Period as an Alternate Term Period, specifying the first and last days thereof and
           (B) the terms of any Specific Redemption Provisions; or

                                (ii) a notice stating that the Corporation has determined not to exercise its option to designate an Alternate Term Period.

If the Corporation fails to deliver either such notice with respect to any designation of any proposed Alternative Term Period to the Auction Agent or is unable to make the confirmation provided in clause (v) of Paragraph (a) of this
Section 4 by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such proposed Alternate Term Period, the Corporation shall be deemed to have delivered a notice to the Auction Agent with respect to such Dividend Period to the effect set forth in clause (ii) above, thereby resulting in a Standard Term Period.

            5. Restrictions on Transfer. Shares of ATP Series C may be transferred only (a) pursuant to an Order placed in an Auction, (b) to or through a Broker-Dealer, (c) to a Person that has delivered a signed Master Purchaser's Letter to the Auction Agent or (d) to the Corporation or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder, in the case of an Existing Holder whose shares are listed in its own name on the books of the Auction Agent, or the Broker-Dealer or Agent Member of such Broker-Dealer, in the case of a transfer between persons holding shares of ATP Series C through different Broker-Dealers, advises the Auction Agent of such transfer. The certificates representing the shares of ATP Series C issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.

            6. Voting Rights. (a) Except as otherwise provided in the Articles or as otherwise required by applicable law, (i) each Holder of shares of ATP Series C shall be entitled to one vote for each share of ATP Series C held on each matter submitted to a vote of shareholders of the Corporation, and (ii) the holders of Outstanding shares of Preferred Stock, including ATP Series C, and shares of Common Stock shall vote together as a single class; provided, however, that, at any meeting of the stockholders of the Corporation held for the election of directors, the holders of Outstanding shares of Preferred Stock, including ATP Series C, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect two directors of the Corporation, each share of Preferred Stock, including ATP Series C, entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 6, the holders of Outstanding shares of Common Stock and Preferred Stock, including ATP Series C, voting together as a single class, shall elect the balance of the directors.

                     (b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock, including ATP Series C, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock, including ATP Series C, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

                                (i)       if at the close of business on any
           Dividend Payment Date accumulated dividends (whether or not earned or declared) on shares of the Preferred

           Stock, including ATP Series C, equal to at least two full years' dividends shall be due and unpaid; or

                               (ii) if at any time holders of any other shares of Preferred Stock are entitled under the 1940 Act to elect a majority of the directors of the Corporation.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 6 shall cease, subject always, however, to the revesting of such voting rights in the Holders of shares of Preferred Stock, including ATP Series C, upon the further occurrence of any of the events described in this paragraph (b) of Section 6.

                     (c) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock, including ATP Series C, to elect additional directors as described in paragraph (b) of this Section 6, the Corporation shall notify the Auction Agent, and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of shares of Preferred Stock, including ATP Series C, held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph (b) of this Section 6 on a one-vote-per-share basis.

                     (d) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of the ATP and holders of other Preferred Stock to elect directors shall continue, notwithstanding the election at such meeting by the holders and such other holders of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by such holders and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.

                     (e) Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the Holders of the ATP and holders of other Preferred Stock pursuant to paragraph (b) of this
Section 6 shall terminate, the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders to elect additional directors pursuant to paragraph (b) of this Section 6 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 6.

                     (f) So long as any of the shares of Preferred Stock, including ATP Series C, are Outstanding, the Corporation will not, without the affirmative vote of the holders of a majority of the Outstanding shares of Preferred Stock determined with reference to a "majority of outstanding voting securities" as that term is defined in Section 2(a)(42) of the 1940 Act, voting as a separate class, (i) amend, alter or repeal any of the preferences, rights or powers of such class so as to affect materially and adversely such preferences, rights or powers; (ii) increase the authorized number of shares of Preferred Stock; (iii) create, authorize or issue shares of any class of capital stock ranking senior to or on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking senior to or on a parity with the Preferred Stock or reclassify any authorized shares of capital stock of the Corporation into any shares ranking senior to or on a parity with the Preferred Stock (except that, notwithstanding the foregoing, but subject to the provisions of Sections 3(j) and 12, the Board of Directors, without the vote or consent of the holders of the Preferred Stock, may from time to time authorize, create and classify, and the Corporation may from time to time issue, shares or series of Preferred Stock ranking on a parity with the ATP with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up to the affairs of the Corporation, and may reclassify and/or issue any shares of the ATP previously purchased or redeemed by the Corporation subject to continuing compliance by the Corporation with 1940 Act ATP Asset Coverage and ATP Basic Maintenance Amount requirements); (iv) institute any proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as may be required by applicable law, admit in writing its inability to pay its debts generally as they become due or take any corporate action in furtherance of any such action;
(v) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of the Corporation's assets as a whole, except (A) liens the validity of which are being contested in good faith by appropriate proceedings, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness permitted under clause (vi) below and (D) liens to secure payment for services rendered including, without limitation, services rendered by the Corporation's custodian and the Auction Agent; or (vi) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Corporation may borrow for temporary or emergency purposes as may be permitted by the Corporation's investment restrictions or as permitted under the proviso to Section 12(b) hereof; provided, however, that transfers of assets by the Corporation subject to an obligation to repurchase shall not be deemed to be indebtedness for purposes of this provision to the extent that after any such transaction the Corporation has Eligible Assets with an aggregate Discounted Value at least equal to the ATP Basic Maintenance Amount as of the immediately preceding Valuation Date.

                     (g) The affirmative vote of the holders of a majority of the Outstanding shares of Preferred Stock, including ATP Series C, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Corporation under Section 13(a) of the 1940 Act. In the event a vote of holders of shares of Preferred Stock is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating ATP Series
C), Fitch (if Fitch is then rating ATP Series C) and any Other Rating Agency which is then rating ATP Series C and which so requires that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's, Fitch and any such Other Rating Agency, as applicable, of the results of such vote.

                     (h) The affirmative vote of the holders of a majority of the Outstanding shares of ATP Series C, voting separately from any other series, shall be required with respect to any matter that materially and adversely affects the rights, preferences, or powers of ATP Series C in a manner different from that of other series of classes of the Corporation's shares of capital stock. For purposes of the foregoing, no matter shall be deemed to adversely affect any right, preference or power unless such matter (i) alters or abolishes any preferential right of such series; (ii) creates, alters or abolishes any right in respect of redemption of such series; or (iii) creates or alters (other than to abolish) any restriction on transfer applicable to such series. The vote of holders of ATP Series C described in this Section 6(i) will in each case be in addition to a separate vote of the requisite percentage of Common Stock and/or ATP necessary to authorize the action in question.

                     (i) The Board of Directors, without the vote or consent of any Holder of the Preferred Stock, including ATP Series C, or any other stockholder of the Corporation, may from time to time amend, alter or repeal any or all of the definitions of the terms or provisions listed below, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of shares of ATP or the Holders thereof, provided that the Board of Directors receives written confirmation from Moody's (if Moody's is then rating ATP Series C) and Fitch (if Fitch is then rating ATP Series C) (with such confirmation in no event being required to be obtained from a particular rating agency in the case of the definitions relevant only to and adopted in connection with the rating of ATP Series C, if any, by any other rating agency) that such amendment, alteration or repeal would not impair the rating then assigned by Moody's or Fitch, respectively. In addition, the Board of Directors, without the vote or consent of any Holder of the Preferred Stock, including ATP Series C, or any other stockholder of the Corporation, may from time to time adopt, amend, alter or repeal any or all of any additional or other definitions or add covenants and other obligations of the Corporation (e.g., maintenance of minimum liquidity level) or confirm the applicability of covenants and other obligations set forth herein in connection with obtaining or maintaining the rating of Moody's, Fitch or any Other Rating Agency with respect to ATP Series C, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of ATP Series C or the Holders thereof, provided the Board of Directors receives written confirmation from the relevant rating agency (such confirmation in no event being required to be obtained from a particular rating agency with respect to definitions or other provisions relevant only to another rating agency's rating) that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such rating agency.

           Definitions and Provisions Subject to Change by Director Action:

           ATP Basic Maintenance Amount         Minimum Applicable Rate
           ATP Basic Maintenance                Moody's Discount Factor
                Certificate                     Moody's Eligible Assets
           Asset Coverage Cure Date             Moody's Industry Classification
           Deposit Securities                   1940 Act Asset Coverage Cure
           Discounted Value                           Date
           Exposure Period                      1940 Act ATP Asset Coverage
           Fitch Discount Factor                Volatility Factor
           Fitch Eligible Assets                Short Term Money Market
           Fitch Industry Classification              Instruments
           Market Value
           Maximum Applicable Rate

           Last Paragraph of Section 12

                     In addition, subject to compliance with applicable law, the Board of Directors may amend the definition of Maximum Applicable Rate to increase the percentage amount by which the Reference Rate is multiplied to determine the Maximum Applicable Rate shown therein without the vote or consent of the holders of the shares of the Preferred Stock, including ATP Series C, or any other stockholder of the Corporation, and without receiving any confirmation from any rating agency after consultation with the Broker-Dealers, provided that immediately following any such increase the Corporation would be in compliance with the ATP Basic Maintenance Amount.

                     (j) Unless otherwise required by law, holders of shares of ATP Series C shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The holders of shares of ATP Series C shall have no rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the shares of ATP Series C, the exclusive remedy of the holders shall be the right to vote for directors pursuant to the provisions of this
Section 6.

                               (k) The foregoing voting provisions will not
apply with respect to ATP Series C if, at or prior to the time when a vote is required, such shares have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

                     7. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of ATP Series C then Outstanding, together with holders of shares of any class of stock ranking on a parity with ATP Series C upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of the Corporation (or the proceeds thereof) available for distribution to its stockholders after satisfaction of claims of creditors of the Corporation an amount equal to the liquidation preference with respect to such shares. The liquidation preference for shares of ATP Series C shall be $25,000 per share, plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full or a sum sufficient for the payment thereof is set apart with the Paying Agent. No redemption premium shall be paid upon any liquidation even if such redemption premium would be paid upon optional or mandatory redemption of the relevant shares.

                               (b) Upon the dissolution, liquidation or winding
up of the Corporation, whether voluntary or involuntary, until payment in full is made to the holders of ATP Series C of the liquidation distribution to which they are entitled, no dividend or other distribution shall be made to the holders of shares of Common Stock or any other class of stock of the Corporation ranking junior to ATP Series C upon dissolution, liquidation or winding up and no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of the shares of Common Stock or any other class of stock of the Corporation ranking junior to ATP Series C upon dissolution, liquidation or winding up.

                               (c) A consolidation or merger of the Corporation
with or into any other company or companies, or a sale, lease or exchange of all or substantially all of the assets of the Corporation in consideration for the issuance of equity securities of another company shall not be deemed to be a liquidation, dissolution or winding up, whether voluntary or involuntary, for the purposes of this Section 7; provided, however, that the consolidation, merger, sale, lease or exchange does not materially adversely affect any designation, right, preference or limitation of ATP Series C or any shares issuable in exchange for shares of ATP Series C in any such consolidation or merger.

                               (d) After the payment to the Holders of ATP
Series C of the full preferential amounts provided for in this Section 7, the holders of ATP Series C as such shall have no right or claim to any of the remaining assets of the Corporation.

                               (e) In the event the assets of the Corporation or
proceeds thereof available for distribution to the Holders of ATP Series C, upon any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this
Section 7, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with ATP Series C with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of ATP Series C, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                               (f) Subject to the rights of the holders of
shares of any series or class or classes of stock ranking on a parity with ATP Series C with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, after payment shall have been made in full to the holders of the shares of ATP Series C as provided in paragraph (a) of this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to ATP Series C with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of ATP Series C shall not be entitled to share therein.

                     8. Auction Agent. For so long as any shares of ATP Series C are Outstanding, the Auction Agent, duly appointed by the Corporation to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Corporation and its Affiliates (which, however, may engage or have engaged in business transactions with the Corporation or its Affiliates) and at no time shall the Corporation or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any shares of ATP Series C are Outstanding, the Corporation shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

                     9. 1940 Act ATP Asset Coverage. The Corporation shall maintain, as of each Valuation Date on which any share of the ATP is Outstanding, asset coverage with respect to the ATP which is equal to or greater than the 1940 Act ATP Asset Coverage; provided, however, that Section 3(a)(ii) shall be the sole remedy in the event the Corporation fails to do so.

                     10. ATP Basic Maintenance Amount. So long as shares of the ATP are Outstanding and Moody's, Fitch or any Other Rating Agency which so requires is then rating the shares of the ATP, the Corporation shall maintain, as of each Valuation Date, Moody's Eligible Assets (if Moody's is then rating the ATP), Fitch Eligible Assets (if Fitch is then rating the ATP) and (if applicable) Other Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the ATP Basic Maintenance Amount; provided, however, that Section 3(a)(ii) shall be the sole remedy in the event the Corporation fails to do so.

                     11. [Reserved]

                     12. Certain Other Restrictions. For so long as any shares of ATP Series C are Outstanding and Moody's, Fitch or any Other Rating Agency which so requires is then rating such shares, the Corporation will not, unless it has received written confirmation from Moody's (if Moody's is then rating ATP Series C), Fitch (if Fitch is then rating ATP Series C) and (if applicable) such Other Rating Agency that any such action would not impair the rating then assigned by such rating agency to ATP Series C, engage in any one or more of the following transactions:

                               (a) purchase or sell futures contracts or options
thereon with respect to portfolio securities or write unsecured put or uncovered call options on portfolio securities, engage in options transactions involving cross-hedging, or enter into any swap transaction;

                               (b) borrow money, except that the Corporation
may, without obtaining the written confirmation described above, borrow money for the purpose of clearing securities transactions; provided that the ATP Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing and if the borrowing matures in not more than 60 days and is non-redeemable;

                               (c) except in connection with a refinancing of
the ATP (including the ATP Series C), issue any class or series of stock ranking prior to or on a parity with ATP Series C with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation, or reissue any shares of ATP Series C previously purchased or redeemed by the Corporation;

                               (d) engage in any short sales of securities;

                               (e) lend portfolio securities; or

                               (f) merge or consolidate into or with any other
corporation.

           For purposes of valuation of Moody's Eligible Assets and Fitch Eligible Assets: (A) if the Corporation writes a call option, the underlying asset will be valued as follows: (1) if the option is exchange-traded and may be offset readily or if the option expires before the earliest possible redemption of ATP Series C, at the lower of the Discounted Value of the underlying security of the option and the exercise price of the option or (2) otherwise, it has no value; (B) if the Corporation writes a put option, the underlying asset will be valued as follows: the lesser of (1) exercise price and (2) the Discounted Value of the underlying security; and (C) call or put option contracts which the Corporation buys have no value. For so long as ATP Series C is rated by Moody's or Fitch: (A) the Corporation will not engage in options transactions for leveraging or speculative purposes; (B) the Corporation will not write or sell any anticipatory contracts pursuant to which the Corporation hedges the anticipated purchase of an asset prior to completion of such purchase; (C) the Corporation will not enter into an option transaction with respect to portfolio securities unless, after giving effect thereto, the Corporation would continue to have Eligible Assets with an aggregate Discounted Value equal to or greater than the ATP Basic Maintenance Amount; (D) the Corporation will not enter into an option transaction with respect to portfolio securities unless after giving effect to such transaction the Corporation would continue to be in compliance with the provisions relating to the ATP Basic Maintenance Amount; (E) for purposes of the ATP Basic Maintenance Amount assets in margin accounts are not Eligible Assets; (F) the Corporation shall write only exchange-traded options on exchanges approved by Moody's (if Moody's is then rating ATP Series C) and Fitch (if Fitch is then rating ATP Series C); (G) where delivery may be made to the Corporation with any of a class of securities, the Corporation shall assume for purposes of the ATP Basic Maintenance Amount that it takes delivery of that security which yields it the least value; (H) the Corporation will not engage in forward contracts; and (I) there shall be a quarterly audit made of the Corporation's options transactions by the Corporation's independent accountants to confirm that the Corporation is in compliance with these standards.

                     13. Compliance Procedures for Asset Maintenance Tests. For so long as any shares of ATP Series C are Outstanding and Moody's, Fitch or any Other Rating Agency which so requires is then rating such shares:

                               (a) As of each Valuation Date, the Corporation
shall determine in accordance with the procedures specified herein (i) the Market Value of each Eligible Asset owned by the Corporation on that date, (ii) the Discounted Value of each such Eligible Asset using the Discount Factors,
(iii) whether the ATP Basic Maintenance Amount is met as of that date, (iv) the value of the total assets of the Corporation, less all liabilities, and (v) whether the 1940 Act ATP Asset Coverage is met as of that date.

                               (b) Upon any failure to maintain the required ATP
Basic Maintenance Amount or 1940 Act ATP Asset Coverage on any Valuation Date, the Corporation may use reasonable commercial efforts (including, without limitation, altering the composition of its portfolio, purchasing shares of the ATP outside of an Auction or in the event of a failure to file a certificate on a timely basis, submitting the requisite certificate), subject to the fiduciary obligations of the Board of Directors, to reattain (or certify in the case of a failure to file on a timely basis, as the case may be) the required ATP Basic Maintenance

Amount or 1940 Act ATP Asset Coverage on or prior to the ATP Basic Maintenance Cure Date or 1940 Act ATP Cure Date, as the case may be.

                               (c) Compliance with the ATP Basic Maintenance
Amount and 1940 Act Asset Coverage Tests shall be determined with reference to those shares of the ATP which are deemed to be Outstanding hereunder.

                               (d) The Corporation shall deliver a certificate
which sets forth a determination of items (i) - (iii) of paragraph (a) of this
Section 13 (an "ATP Basic Maintenance Certificate") (i) to the Auction Agent, Moody's (if Moody's is then rating ATP Series C), Fitch (if Fitch is then rating ATP Series C) and any Other Rating Agency which is then rating ATP Series C and which so requires as of (A) the Business Day preceding the Date of Original Issue and (B) any Valuation Date on which the Corporation fails to have Eligible Assets with an aggregate Discounted Value at least equal to 125% of the ATP Basic Maintenance Amount, (ii) to the Auction Agent, Fitch (if Fitch is then rating ATP Series C) and any Other Rating Agency which is then rating ATP Series C and which so requires (A) as of every fourth Valuation Date after the Date of Original Issue for the first year following the Date of Original Issue, (B) if the Corporation fails to have Eligible Assets with an aggregate Discounted Value at least equal to ATP Basic Maintenance Amount, and (C) on request by Fitch or such Other Rating Agency, as applicable, (iii) to the Auction Agent, Moody's (if Moody's is then rating ATP Series C), Fitch (if Fitch is then rating ATP Series
C) and any Other Rating Agency which is then rating ATP Series C and which so requires as of (A) the Valuation Date next following the date of redemption by the Corporation of shares of Common Stock which, together with all other shares of Common Stock purchased during the six months preceding such date, equal in excess of 1,000,000 shares of Common Stock, and (B) the last Valuation Date of each fiscal quarter and a Valuation Date during such fiscal quarter randomly selected by the Corporation's independent accountants as provided in Section 10(g), and (iv) to the Auction Agent, Moody's (if Moody's is then rating ATP Series C), Fitch (if Fitch is then rating ATP Series C) and any Other Rating Agency which is then rating ATP Series C and which so requires as of a Business Day on or before any Asset Coverage Cure Date relating to the Corporation's cure of a failure to have Eligible Assets with an aggregate Discounted Value at least equal to the ATP Basic Maintenance Amount. Such ATP Basic Maintenance Certificate shall be delivered in the case of clause (i)(A) on the Date of Original Issue and in the case of clauses (i)(B), (ii), (iii) and (iv) above on or before the third Business Day after the relevant Valuation Date or Asset Coverage Cure Date.

                               (e) The Corporation shall deliver to the Auction
Agent, Moody's (if Moody's is then rating ATP Series C), Fitch (if Fitch is then rating ATP Series C), and any Other Rating Agency which is then rating ATP Series C and which so requires a certificate with respect to the calculation of the 1940 Act ATP Asset Coverage and the value of the portfolio holdings of the Corporation (a "1940 Act ATP Asset Coverage Certificate") (i) as of the Business Day preceding the Date of Original Issue, and (ii) as of (A) the last Valuation Date of each quarter thereafter, and (B) as of the Business Day on or before the Asset

Coverage Cure Date relating to the failure to satisfy the 1940 Act Asset Coverage. Such 1940 Act ATP Asset Coverage Certificate shall be delivered in the case of clause (i) on the Date of Original Issue and in the case of clause (ii) on or before the third Business Day after the relevant Valuation Date or the Asset Coverage Cure Date.

                               (f) [Reserved]

                               (g) On the Date of Original Issue, the
Corporation shall deliver to the Auction Agent, Moody's (if Moody's is then rating ATP Series C), Fitch (if Fitch is then rating ATP Series C) and any Other Rating Agency which is then rating ATP Series C and which so requires a letter prepared by the Corporation's independent accountants (an "Accountant's Certificate") regarding the accuracy of the calculations made by the Corporation in the ATP Basic Maintenance Certificate and the 1940 Act ATP Asset Coverage Certificate required to be delivered by the Corporation as of the Date of Original Issue. Within eight Business Days after the last Valuation Date of each fiscal quarter of the Corporation on which an ATP Basic Maintenance Certificate is required to be delivered, the Corporation (x) will deliver to the Auction Agent, Moody's (if Moody's is then rating ATP Series C), Fitch (if Fitch is then rating ATP Series C) and any Other Rating Agency which is then rating ATP Series C and which so requires an Accountant's Certificate regarding the accuracy of the calculations made by the Corporation in such ATP Basic Maintenance Certificate and in any other ATP Basic Maintenance Certificate randomly selected by the Corporation's independent accountants during such fiscal quarter. Within eight Business Days after the last Valuation Date of each fiscal quarter of the Corporation on which a 1940 Act ATP Asset Coverage Certificate is required to be delivered, the Corporation will deliver to the Auction Agent, Moody's (if Moody's is then rating ATP Series C), Fitch (if Fitch is then rating ATP Series
C) and any Other Rating Agency which is then rating ATP Series C and which so requires an Accountant's Certificate regarding the accuracy of the calculations made by the Corporation in such 1940 Act ATP Asset Coverage Certificate. In addition, the Corporation will deliver to the relevant persons specified in the preceding sentence an Accountant's Certificate regarding the accuracy of the calculations made by the Corporation on each ATP Basic Maintenance Certificate and 1940 Act ATP Asset Coverage Certificate delivered pursuant to clause (iv) of paragraph (d) or clause (ii)(B) of paragraph (e) of this Section 13, as the case may be, within five days after the relevant Asset Coverage Cure Date. If an Accountant's Certificate delivered with respect to an Asset Coverage Cure Date shows an error was made in the Corporation's report with respect to such Asset Coverage Cure Date, the calculation or determination made by the Corporation's independent accountants will be conclusive and binding on the Corporation with respect to such reports. If any other Accountant's Certificate shows that an error was made in any such report, the calculation or determination made by the Corporation's independent accountants will be conclusive and binding on the Corporation; provided, however, any errors shown in the Accountant's Certificate filed on a quarterly basis shall not be deemed to be a failure to maintain the ATP Basic Maintenance Amount on any prior Valuation Dates.

                               (h) The Accountant's Certificates referred to in
paragraph (g) will confirm, based upon the independent accountant's review, (i) the mathematical accuracy of the calculations reflected in the related ATP Basic Maintenance Amount and 1940 Act ATP Asset Coverage Certificates, as the case may be, and (ii) that the Corporation determined whether the Corporation had, at such Valuation Date, Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount in accordance with the Articles Supplementary.

                               (i) In the event that an ATP Basic Maintenance
Certificate or 1940 Act ATP Asset Coverage Certificate with respect to an applicable Valuation Date is not delivered within the time periods specified in this Section 13, the Corporation shall be deemed to have failed to maintain the ATP Basic Maintenance Amount or the 1940 Act ATP Asset Coverage, as the case may be, on such Valuation Date for purposes of Section 13(b). In the event that an ATP Basic Maintenance Certificate or 1940 Act ATP Asset Coverage Certificate or the applicable Accountant's Certificates with respect to an applicable Asset Coverage Cure Date are not delivered within the time periods specified herein, the Corporation shall be deemed to have failed to have Eligible Assets with an aggregate Discounted Value at least equal to the ATP Basic Maintenance Amount or the 1940 ATP Asset Coverage, as the case may be, as of the related Valuation Date, and such failure shall be deemed not to have been cured as of such Asset Coverage Cure Date for purposes of the mandatory redemption provisions.

                     14. [Reserved]

                     15. Notice. All notices or communications hereunder, unless otherwise specified in these Articles Supplementary, shall be sufficiently given if in writing and delivered in person, by telecopier or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this Section 15 shall be deemed given on the earlier of the date received or the date five days after which such notice is mailed.

                     16. Waiver. Holders of at least two-thirds of the Outstanding shares of ATP, acting collectively, or the ATP Series C, acting as a separate series, may waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Directors.

                     17. Termination. In the event that no shares of ATP Series C are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Corporation under these Articles Supplementary shall terminate.

                     18. Definitions. As used in Part I and Part II of these Articles Supplementary, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                               (a) ""aaa"/AAA Credit Rating" means a credit
rating in the highest category of any two nationally recognized statistical rating organizations (as used in the rules and regulations under the Securities Exchange Act of 1934), one of which shall be Moody's or S&P.

                               (b) "AA Composite Commercial Paper Rate" on any
date means (i) the interest equivalent of the 30-day rate, in the case of a Dividend Period which is a Standard Term Period or shorter, or the 180-day rate, in the case of all other Dividend Periods, on commercial paper on behalf of issuers whose corporate bonds are rated AA by S&P, or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the AA Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent. For purposes of this definition, (A) "Commercial Paper Dealers" shall mean (1) Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co.; (2) in lieu of any thereof, its respective Affiliate or successor, and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Corporation, and (B) "interest equivalent" of a rate stated on a discount basis for commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

                               (c) "Accountant's Certificate" has the meaning
set forth in Section 13(g).

                               (d) "Affiliate" means any person controlled by,
in control of or under common control with the Corporation; provided that no Broker-Dealer controlled by, in control of or under common control with the Corporation shall be deemed to be an Affiliate nor shall any corporation or any person controlled by, in control of or under common control with such corporation one of the directors or executive officers of which is also a director of the Corporation be deemed to be an Affiliate solely because such director or executive officer is also a director of the Corporation.

                               (e) "Alternate Term Period" means a Dividend
Period that is not a Standard Term Period.

                               (f) "Applicable Rate" means, with respect to ATP
Series C, for each Dividend Period (i) if Sufficient Clearing Orders exist for the Auction in respect thereof, the Winning Rate, (ii) if Sufficient Clearing Orders do not exist for the Auction in respect thereof, the Maximum Applicable Rate and (iii) in the case of any Dividend Period of 93 days or fewer if all the shares of ATP Series C are the subject of Submitted Hold Orders for the Auction in respect thereof, the Minimum Applicable Rate.

                               (g) "Articles" means the Articles of Amendment
and Restatement, as amended including any Articles Supplementary, of the Corporation.

                               (h) "Asset Coverage Cure Date" has the meaning
set forth in Section 3(a)(ii).

                               (i) "ATP" means the Auction Term Preferred Stock,
$1.00 par value per share and liquidation preference $25,000 per share, Series C of the Corporation or any other series of Preferred Stock heretofore or hereinafter designated "Auction Term Preferred Stock" by Articles Supplementary or Articles of Amendment.

                               (j) "ATP Basic Maintenance Amount" as of any
Valuation Date means the dollar amount equal to the sum of

                                                    (i) (A) the sum of the
           products resulting from multiplying the number of Outstanding shares of each series of ATP on such date by the liquidation preference per share of such series (B) the aggregate amount of dividends that will have accumulated at the Applicable Rate (whether or not earned or declared) to and including the first following Dividend Payment Date for each share of ATP Outstanding that follows such Valuation Date (or to the 42nd day after such Valuation Date, if such 42nd day occurs before the first following Dividend Payment Date); (C) the aggregate amount of dividends that would accumulate at the then current Maximum Applicable Rate for a Standard Term Period multiplied by the Volatility Factor on any shares of ATP Outstanding from the first day following the Dividend Payment Date referred to in (B) above through the 42nd day after such Valuation Date, only if such 42nd day occurs after the first day following the Dividend Payment Date, except that if such Valuation Date occurs during a Default Period, the dividend for purposes of the calculation would accumulate at the Default Rate; (D) the amount of anticipated Corporation expenses for the 90 days subsequent to such Valuation Date;

           (E) any current liabilities, including, without limitation, indebtedness due within one year and any redemption premium due with respect to shares of ATP for which a Notice of Redemption has been given, as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(D); and (F) without duplication, 10% of the exercise price of any call option written by the Corporation and the exercise price of any put option written by the Corporation; less

                                                    (ii) the sum of any cash or
           the value of any Corporation assets irrevocably deposited by the Corporation for the payment of any of (i)(B) through (i)(F) ("value" for purposes of this clause (ii) shall mean the Discounted Value of the security, except that if the security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated P1 by Moody's and A1+ by S&P, it will be valued at its face value).

                               (k) "ATP Basic Maintenance Certificate" has the
meaning set forth in Section 13(d).

                               (l) "ATP Series C" means the shares of Series C
of the ATP or any other shares of Preferred Stock hereinafter designated as shares of Series C of the ATP by Articles Supplementary or Articles of Amendment.

                               (m) "Auction" means each periodic operation of
the procedures set forth under "Auction Procedures."

                               (n) "Auction Agent" means Bankers Trust Company
unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate.

                               (o) "Auction Date" means the first Business Day
next preceding the first day of a Dividend Period for ATP Series C.

                               (p) "Auction Procedures" means the procedures for
conducting Auctions set forth in Part II hereof.

                               (q) "Board of Directors" means the Board of
Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.

                               (r) "Broker-Dealer" or "Broker-Dealers" means any
broker-dealer or broker-dealers, or other entity permitted by law to perform the functions required of a Broker-Dealer by the Auction Procedures, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

                               (s) "Broker-Dealer Agreement" means an agreement
entered into by the Auction Agent and a Broker-Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

                               (t) "Business Day" means a day on which the New
York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in the City of New York, New York are authorized or obligated by law to close.

                               (u) "Code" means the Internal Revenue Code of
1986, as amended.

                               (v) "Commercial Paper Dealers" has the meaning
set forth in the definition of AA Composite Commercial Paper Rate.

                               (w) "Commission" means the Securities and
Exchange Commission.

                               (x) "Common Stock" means the common stock, par
value $.01 per share, of the Corporation.

                               (y) "Corporate Bonds" means corporate debt
securities having the characteristics set forth in paragraph (iv) of the definition of Fitch Eligible Assets.

                               (z) "Date of Original Issue" means the date on
which ATP Series C is originally issued by the Corporation.

                               (aa) "Default Period" has the meaning set forth
in Section 2(c)(ii).

                               (bb) "Default Rate" means the Reference Rate
multiplied by three (3).

                               (cc) "Deposit Securities" means cash and any
obligations or securities, including Short Term Money Market Instruments that are Eligible Assets, rated at least AAA, A-1+ or SP-1+ by S&P, except that, for purposes of section 3(a)(i) of this Part I, such obligations or securities shall be considered "Deposit Securities" only if they are also rated at least P-1 by Moody's.

                               (dd) "Discount Factor" means the Moody's Discount
Factor (if Moody's is then rating the ATP), the Fitch Discount Factor (if Fitch is then rating the ATP) or the discount factor established by any Other Rating Agency which is then rating the ATP and which so requires, whichever is applicable.

                               (ee) "Discounted Value" means the quotient of the
Market Value of an Eligible Asset divided by the applicable Discount Factor provided that with respect to an Eligible Asset that is currently callable, Discounted Value shall be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible

Asset that is prepayable, Discounted Value shall be equal to the quotient as calculated above or the par value, whichever is lower.

                               (ff) "Dividend Default" has the meaning set forth
in Section 2(c)(iii).

                               (gg) "Dividend Payment Date" for ATP Series C,
means (i) with respect to any Dividend Period of one year or less, the Business Day next succeeding the last day thereof and, if any, the 91st, 181st and 271st days thereof, and (ii) with respect to any Dividend Period of more than one year, on a quarterly basis on each January 1, April 1, July 1 and October 1 and on the Business Day following the last day of such Dividend Period.

                               (hh) "Dividend Period" means, with respect to ATP
Series C, the period commencing on the Date of Original Issue thereof and ending on the date specified for such series on the Date of Original Issue thereof and thereafter, as to such series, the period commencing on the day following each Dividend Period for such series and ending on the day established for such series by the Corporation.

                               (ii) "Eligible Assets" means Moody's Eligible
Assets (if Moody's is then rating the ATP), Fitch Eligible Assets (if Fitch is then rating the ATP) and/or Other Rating Agency Eligible Assets if any Other Rating Agency is then rating the ATP, whichever is applicable.

                               (jj) "Exposure Period" means the period
commencing on (and including) a given Valuation Date and ending 41 days thereafter.

                               (kk) "Fitch" means Fitch Investors Service, Inc.
and its successors at law.

                               (ll) "Fitch Discount Factor" means, for purposes
of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows. The Fitch Discount Factor for any Fitch Eligible Asset other than the securities set forth below will be the percentage provided in writing by Fitch.

                                          (i) Corporate Bonds:  The percentage
           determined by reference to the type and remaining term to maturity of each corporate bond in accordance with the table set forth below.

           Type I Corporate Bonds with remaining maturities of:

             less than or equal to 2 years                                 1.16
             greater than 2 years, but less than or equal to 4 years       1.26
             greater than 4 years, but less than or equal to 7 years       1.40
             greater than 7 years, but less than or equal to 12 years      1.44
             greater than 12 years, but less than or equal to 25 years     1.48
             greater than 25 years, but less than or equal to 30 years     1.52

           Type II Corporate Bonds with remaining maturities of:

             less than or equal to 2 years                                 1.25
             greater than 2 years, but less than or equal to 4 years       1.26
             greater than 4 years, but less than or equal to 7 years       1.43
             greater than 7 years, but less than or equal to 12 years      1.44
             greater than 12 years, but less than or equal to 25 years     1.51
             greater than 25 years, but less than or equal to 30 years     1.56

           Type III Corporate Bonds with remaining maturities of:

             less than or equal to 2 years                                 1.25
             greater than 2 years, but less than or equal to 4 years       1.29
             greater than 4 years, but less than or equal to 7 years       1.46
             greater than 7 years, but less than or equal to 12 years      1.50
             greater than 12 years, but less than or equal to 25 years     1.55
             greater than 25 years, but less than or equal to 30 years     1.60

           Type IV Corporate Bonds with remaining maturities of:

             less than or equal to 2 years                                 1.27
             greater than 2 years, but less than or equal to 4 years       1.32
             greater than 4 years, but less than or equal to 7 years       1.52
             greater than 7 years, but less than or equal to 12 years      1.57
             greater than 12 years, but less than or equal to 25 years     1.63
             greater than 25 years, but less than or equal to 30 years     1.69

           Type V Corporate Bonds with remaining maturities of:

             less than or equal to 2 years                                 1.32
             greater than 2 years, but less than or equal to 4 years       1.36
             greater than 4 years, but less than or equal to 7 years       1.59
             greater than 7 years, but less than or equal to 12 years      1.65
             greater than 12 years, but less than or equal to 25 years     1.72
             greater than 25 years, but less than or equal to 30 years     1.80

           Type VI Corporate Bonds with remaining maturities of:

             less than or equal to 2 years                                 1.37
             greater than 2 years, but less than or equal to 4 years       1.40
             greater than 4 years, but less than or equal to 7 years       1.67
             greater than 7 years, but less than or equal to 12 years      1.74
             greater than 12 years, but less than or equal to 25 years     1.82
             greater than 25 years, but less than or equal to 30 years     1.91

           Type VII Corporate Bonds with remaining maturities of:

             less than or equal to 2 years                                 1.37
             greater than 2 years, but less than or equal to 4 years       1.64
             greater than 4 years, but less than or equal to 7 years       2.28
             greater than 7 years, but less than or equal to 12 years      2.49
             greater than 12 years, but less than or equal to 25 years     2.74
             greater than 25 years, but less than or equal to 30 years     3.06

                               (ii) Short Term Money Market Instruments: The Fitch Discount Factor applied to short-term portfolio securities will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Exposure Period and, (B) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Exposure Period. A Fitch Discount Factor of 100% will be applied to cash.

                               (iii) U.S. Treasury Securities with remaining maturities of:

             less than or equal to 1 year                                  1.06
             greater than 1 year, but less than or equal to 2 years        1.11
             greater than 2 years, but less than or equal to 5 years       1.16
             greater than 5 years, but less than or equal to 15 years      1.24
             greater than 25 years, but less than or equal to 30 years     1.26

                              (iv) Rule 144A Securities: The Fitch Discount
                     Factor applied to Rule 144A securities will be 110% of the Fitch Discount Factor which would apply were the securities registered under the Securities Act.

                     (mm)      "Fitch Eligible Assets" means

                                (i) cash (including, for this purpose, interest and dividends due on assets rated (A) Baa3 or higher by Moody's, BBB or higher by S&P or BBB or higher by Fitch if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher by Moody's and either A or higher by S&P or A or higher by Fitch if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher by Moody's and either A+ or higher by S&P or A+ or higher by Fitch if the payment date is within the Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms with respect to which the Corporation has received prior written authorization from Fitch or (B) (1) with counterparties having a Fitch long-term debt rating of at least BBB- by Fitch, if rated by Fitch or, if not rated by Fitch, then rated at least BBB- by S&P and rated at least Baa3 by Moody's or (2) with counterparties having a Fitch Short-Term Money Market Instrument rating of at least F-1+ by Fitch, if rated by Fitch or, if not rated by Fitch, then rated at least A-1 by S&P and rated at least P-1 by Moody's;

                               (ii) Short-Term Money Market Instruments so long as (A) such securities are rated at least P-1 by Moody's and either at least A-1 + by S&P or F1+ by Fitch, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2 by Moody's and either at least A by S&P or A by Fitch, or (C) in all other cases, the supporting entity (1) is rated at least A2 by Moody's and at least A by S&P and the security matures within one month, (2) is rated at least A1 by Moody's and either at least A+ by S&P or at least A by Fitch and the security matures within three months or (3) is rated at least Aa3 by Moody's and either at least AA by S&P or at least AA by Fitch and the security matures within six months;

                                (iii) U.S. Treasury Securities;

                               (iv) debt securities constituting Corporate Bonds if (A) such securities are rated CCC or higher by Fitch or, if unrated by Fitch, rated Caa or higher by Moody's and CCC or higher by S&P; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars; (C) such securities do not provide for conversion or exchange into equity capital at any time over their lives; (D) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's adviser acting subject to the supervision of the Fund's Board of Directors; and (E) such securities are issued by a U.S. corporation. In addition, bonds which are issued in connection with a reorganization under U.S. federal bankruptcy law ("Reorganization Bonds") will be considered Corporate Bonds constituting Fitch Eligible Assets if (a) they are rated CCC or higher by Fitch or, if unrated by Fitch, rated Caa or higher by Moody's and CCC or higher by S&P; (b) they provide for periodic payment of interest in cash in U.S. dollars; (c) they do not provide for conversion or exchange into equity capital at any time over their lives; (d) they have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for trading under Rule 144A promulgated pursuant to the Securities Act as determined by the Fund's adviser acting subject to the supervision of the Fund's Board of Directors; (e) they were issued by a U.S. corporation; and (f) at the time of purchase at least one year had elapsed since the issuer's reorganization. Reorganization Bonds may also be considered Corporate Bonds constituting Fitch Eligible Assets if they have been approved by Fitch, which approval shall not be unreasonably withheld.

                                (v) In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Fitch Eligible Assets:

                                           Maximum      Maximum      Minimum
                                           Single       Single     Issue Size
                                           Issuer      Industry       ($ in
           Type of Corporate Bond         (%)(1,2)     (%)(2,3)     millions)
           ----------------------         --------     -------      ---------
           Type I.......................      100%        100%      $  100
           Type II......................       20          75          100
           Type III (4).................       10          50          100
           Type IV......................        6          25          100
           Type V.......................        4          16           50  (5)
           Type VI......................        3          12           50  (5)
           Type VII.....................        2           8           50  (5)

                             See accompanying notes
--------------------

(1) Companies subject to common ownership of 25% or more are considered as one name.

(2) Percentages represent a portion of the aggregate Market Value of corporate securities.

(3)  Industries are determined according to Fitch Industry Classifications.

(4) Includes Short Term Money Market Instruments which do not constitute Type I or Type II Corporate Bonds and which have a maturity greater than the Exposure Period.

(5) Collateral bonds from issues ranging from $50 million to $100 million are limited to 20% of the collateral pool.

           Where the Corporation sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Corporation is required to pay upon repurchase of such asset will count as a liability for the purposes of the ATP Basic Maintenance Amount. Where the Corporation purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Corporation thereby will constitute a Fitch Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and at least A by S&P and such agreement has a term of 30 days or less; otherwise the Discounted Value of such asset will constitute a Fitch Eligible Asset.

           Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(F) under the definition of ATP Basic Maintenance Amount or it is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (A) Liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Corporation will not affect the status of such asset as a Fitch Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Corporation by its investment adviser, the Corporation's custodian, transfer agent or registrar or the Auction Agent and (D) Liens by virtue of any repurchase agreement. See also Section 12 for certain information with respect to Fitch Eligible Assets.

           (nn) "Fitch Industry Classifications" means, for the purposes of determining Fitch Eligible Assets, each of the following industry classifications:

           Aerospace & Defense
           Automobiles
           Banking, Finance & Insurance
           Building & Materials
           Chemicals
           Computers & Electronics
           Consumer Products

           Energy
           Environmental Services
           Farming & Agriculture
           Food, Beverage & Tobacco
           Healthcare & Pharmaceuticals
           Industrial Machinery
           Media, Leisure & Entertainment
           Metals & Mining
           Miscellaneous
           Paper & Forest Products
           Retail
           Sovereigns
           Textiles & Furniture
           Transportation
           Utilities

           The Corporation shall use its discretion in determining which industry classification is applicable to a particular investment.

                     (oo) "Holder" means, with respect to ATP Series C, the registered holder of shares of ATP Series C as the same appears on the stock ledger or stock records of the Corporation.

                     (pp) "Mandatory Redemption Date" has the meaning set forth in Section 3(a)(iv).

                     (qq) "Market Value" shall mean the fair market value of an asset of the Corporation (excluding interest and dividends due on such assets) as computed based upon (i) pricing services to be provided by Merrill Lynch Capital Markets Securities Pricing Service, Kenny S&P Evaluation Services or such other pricing service determined from time to time by the Board of Directors, provided that Moody's (if Moody's is then rating the ATP Series C), Fitch (if Fitch is then rating the ATP Series C) and any Other Rating Agency which is then rating the ATP Series C and so requires have informed the Corporation in writing that use of such pricing service will not adversely affect such rating agency's then current rating of the shares of ATP Series C or
(ii) the lower of the value set forth in bids from two independent dealers that are members or Affiliates of members of the National Association of Securities Dealers, Inc. and that make markets in such security, one of which bids shall be in writing.

                     (rr) "Maximum Applicable Rate" means, on any date on which the Applicable Rate is determined, the rate equal to 150% of the applicable Reference Rate, subject to upward but not downward adjustment in the discretion of the Board of Directors after consultation with the Broker-Dealers, provided that immediately following any such increase the Corporation would be in compliance with the ATP Basic Maintenance Amount.

                     (ss) "Minimum Applicable Rate" means, on any Auction Date with respect to a Dividend Period of 93 days or fewer, 80% of the AA Composite Commercial Paper Rate at the close of business on the Business Day next preceding such Auction Date. There shall be no Minimum Applicable Rate on any Auction Date with respect to a Dividend Period of more than 93 days.

                     (tt) "Moody's" means Moody's Investors Service, Inc. and its successors at law.

                     (uu) "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's.

                                (i) Corporate Debt Securities: The percentage determined by reference to the rating on such asset (which percentage is based upon the Exposure Period) with reference to the remaining term to maturity of such assets, in accordance with the table set forth below.

                                  Moody's Discount Factors --
                                   Corporate Debt Securities
  Maturity                              Rating Category
of Collateral      Aaa       Aa       A       Baa       Ba       B*      Caa
-------------      ---      ---      ---      ---      ---      ---      ---
  1 Year......     112%     118%     123%     128%     139%     150%     260%
  2 Years.....     118      124      130      135      147      158      260
 3 Years......     123      129      135      141      153      165      260
 4 Years......     129      135      141      148      160      172      260
 5 Years......     134      141      147      154      166      179      260
 7 Years......     142      149      155      162      176      189      260
10 Years......     148      156      163      170      184      198      260
15 Years......     153      161      168      175      190      205      260
20 Years......     161      169      177      184      200      215      260
30 Years......     162      170      178      185      201      216      260

* Senior debt securities of an issuer rated B3 shall be deemed to be Caa rated securities for purposes of determining the applicable Moody's Discount Factor.

                                (ii) Preferred Stock: For (A) utility preferred stocks, 152%, (B) industrial/financial preferred stocks, 197%, and
           (C) auction rate preferred stocks, 350%.

                               (iii) Short Term Money Market Instruments: The Moody's Discount Factor applied to short-term portfolio securities will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Exposure Period, (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Exposure Period, and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Exposure Period. A Moody's Discount Factor of 100% will be applied to cash.

                                (iv) U.S. Treasury Securities and Treasury
           Strips (as defined by Moody's):

           U.S. Treasury Securities:
                                                               Discount
           Remaining Term to Maturity                           Factor

           1 year or less.................................        107%
           2 years or less (but longer than 1 year).......        113
           3 years or less (but longer than 2 years)......        118
           4 years or less (but longer than 3 years)......        123
           5 years or less (but longer than 4 years)......        128
           7 years or less (but longer than 5 years)......        135
           10 years or less (but longer than 7 years).....        141
           15 years or less (but longer than 10 years)....        146
           20 years or less (but longer than 15 years)....        154
           30 years or less (but longer than 20 years)....        154

           U.S. Treasury Strips:
                                                               Discount
           Remaining Term to Maturity                           Factor

           1 year or less.................................        107%
           2 years or less (but longer than 1 year).......        114
           3 years or less (but longer than 2 years)......        120
           4 years or less (but longer than 3 years)......        127
           5 years or less (but longer than 4 years)......        133
           7 years or less (but longer than 5 years)......        145
           10 years or less (but longer than 7 years).....        159
           15 years or less (but longer than 10 years)....        184
           20 years or less (but longer than 15 years)....        211
           30 years or less (but longer than 20 years)....        236

                               (v) Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A Securities will be 160% of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

                     (vv)      "Moody's Eligible Assets" means

                               (i) cash (including, for this purpose, interest and dividends due on assets rated (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date,
           (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms with respect to which the Corporation has received prior written authorization from Moody's or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short-Term Money Market Instrument rating of at least P-1;

                               (ii) Short-Term Money Market Instruments so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable S&P rating criteria;

                                (iii) U.S. Treasury Securities and Treasury
           Strips(as defined by Moody's);

                               (iv) Corporate debt securities will be included in Moody's Eligible Assets if (A) such securities are rated Caa or higher by Moody's; (B) the senior unsecured rating of the issuer's corporate bonds is higher than B3; (C) such securities provide for the periodic payment of interest in cash in U.S. dollars; (D) such securities do not provide for conversion or exchange into equity capital at any time over their lives; (E) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; and (F) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's adviser acting subject to the supervision of the Fund's Board of Directors.

                                (v) Portfolio securities that are preferred stocks will be included in Moody's Eligible Assets if (A) dividends on such preferred stock are cumulative,

           (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (D) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of "baa3" or higher and (E) such preferred stock has paid consistent cash dividends in U.S. dollars over the last three years or has a minimum rating of "al" (if the issuer of such preferred stock has other preferred issues Outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the following diversification requirements: (X) the preferred stock issue must be greater than $50 million and (Y) the minimum holding by the Corporation of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is $5 million. In addition, preferred stocks issued by transportation companies will not be considered Moody's Eligible Assets.

                               (vi) In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

                                         Maximum       Maximum       Minimum
                                         Single        Single      Issue Size
                                         Issuer       Industry       ($ in
           Collateral Ratings(1)        (%)(2,3)      (%)(3,4)    millions)(6)
           ---------------------        --------      --------    ------------
           "aaa", Aaa..................     100%         100%       $  100
           "aa", Aa....................      20           60           100
           "a", A, P-1.................      10           40           100
           "baa", Baa..................       6           20           100
            Ba.........................       4           12            50  (5)
            B1-B2......................       3            8            50  (5)
            B3 (Caa subordinate).......       2            5            50  (5)

                             See accompanying notes
--------------------

(1)  Refers to the senior debt rating of collateral.

(2) Companies subject to common ownership of 25% or more are considered as one name.

(3) Percentages represent a portion of the aggregate Market Value of corporate securities.

(4)  Industries are determined according to Moody's Industry Classifications.

(5) Collateral bonds from issues ranging from $50 million to $100 million are limited to 20% of the collateral pool.

(6)  Except for preferred stock, which has a minimum issue size of $50 million.

           Where the Corporation sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Corporation is required to pay upon repurchase of such asset will count as a liability for the purposes of ATP Basic Maintenance Amount. Where the Corporation purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Corporation thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

           Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(F) under the definition of ATP Basic Maintenance Amount or it is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Corporation will not affect the status of such asset as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Corporation by its investment adviser, the Corporation's custodian, transfer agent or registrar or the Auction Agent and (D) Liens by virtue of any repurchase agreement. See also Section 12 for certain information with respect to Moody's Eligible Assets.

                     (ww) "Moody's Industry Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications:

                     Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

                     Automobile: Automotive Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

                     Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

                     Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

                     Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

                     Chemicals, Plastics and Rubber: Chemicals
                     (non-agriculture), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

                     Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood, or Fiberglass

                     Personal and Non Durable Consumer Products (Manufacturing
                     Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

                     Diversified/Conglomerate Manufacturing

                     Diversified/Conglomerate Service

                     Diversified Natural Resources, Precious Metals and
                     Minerals: Fabricating, Distribution

                     Ecological: Pollution Control, Waste Removal, Waste Treatment, Waste Disposal

                     Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVS, Tape Machines, Speakers, Printers, Drivers, Technology

                     Finance: Investment Brokerage, Leasing, Syndication, Securities

                     Farming and Agriculture: Livestock, Grains, Produce; Agricultural Chemicals, Agricultural Equipment, Fertilizers

                     Grocery: Grocery Stores, Convenience Food Stores

                     Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

                     Home and Office Furnishings, Housewares and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

                     Hotels, Motels, Inns and Gaming

                     Insurance: Life, Property and Casualty, Broker, Agent,
                     Surety

                     Leisure, Amusement, Motion Pictures, Entertainment:
                     Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing), Motion Picture Production Theaters, Motion Picture Distribution

                     Machinery (Non-Agriculture, Non-Construction,
                     Non-Electronic): Industrial, Machine Tools, Steam
                     Generators

                     Mining, Steel, Iron and Non Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-mills, Fabricating, Distribution and Sales of the foregoing

                     Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

                     Personal, Food and Miscellaneous Services

                     Printing, Publishing and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment

                     Cargo Transport: Rail, Shipping, Railroads, Rail-car builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

                     Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

                     Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

                     Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

                     Personal Transportation: Air, Bus, Rail, Car Rental

                     Utilities: Electric, Water, Hydro Power, Gas, Diversified

                     Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies

           The Corporation shall use its discretion in determining which industry classification is applicable to a particular investment.

                     (xx) "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

                     (yy) "1940 Act ATP Asset Coverage" means asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all Outstanding senior securities of the Corporation which are stock, including all Outstanding ATP (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

                     (zz) "1940 Act ATP Asset Coverage Certificate" means the certificate required to be delivered by the Corporation pursuant to Section 13(e).

                     (aaa) "Notice of Redemption" means any notice with respect to the redemption of shares of ATP pursuant to Section 3.

                     (bbb) "Other Rating Agency" means any rating agency other than Moody's or Fitch then providing a rating for the ATP pursuant to the request of the Corporation.

                     (ccc) "Other Rating Agency Eligible Assets" means assets of the Corporation designated by any Other Rating Agency as eligible for inclusion in calculating the discounted value of the Corporation's assets in connection with such Other Rating Agency's rating of ATP Series C.

                     (ddd) "Outstanding" means, as of any date, shares of ATP theretofore issued by the Corporation except, without duplication, (i) any shares of ATP theretofore canceled, redeemed or repurchased by the Corporation, or delivered to the Auction Agent for cancellation or with respect to which the Corporation has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such shares of ATP and (ii) any shares of ATP represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation. Notwithstanding the foregoing,
(A) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any shares of the ATP to which the Corporation or any Affiliate of the Corporation shall be the Existing Holder shall be disregarded and not deemed Outstanding; (B) in connection with any Auction, any shares of the ATP Series C as to which the Corporation or any person known to the Auction Agent to be an Affiliate of the Corporation shall be the Existing Holder thereof shall be disregarded and deemed not to be Outstanding; and (C) for purposes of determining the ATP Basic Maintenance Amount, shares of ATP held by the Corporation shall be disregarded and not deemed Outstanding but shares held by any Affiliate of the Corporation shall be deemed Outstanding.

                     (eee) "Paying Agent" means Bankers Trust Company unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as paying agent, which paying agent may be the same as the Auction Agent.

                     (fff) "Person" or "person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                     (ggg) "Preferred Stock" means the preferred stock of the Corporation from time to time.

                     (hhh) "Proration Procedures" means:

                                (i) if Sufficient Clearing Orders exist, in the case of a Submitted Hold/Sell Order specifying a rate equal to the Winning Rate

                                          (A) the number of shares of ATP Series
                     C to be the subject of an accepted Hold Order will be (1) the number of shares of ATP Series C subject to such Submitted Hold/Sell Order multiplied by (2) the total number of shares of ATP Series C that are neither the subject of a Submitted Buy Order or a Submitted Hold/Sell Order specifying a rate lower than the Winning Rate nor the subject of a Submitted Hold Order and divided by (3) the total number of shares of ATP Series C subject to Submitted Hold/Sell Orders that specified a rate equal to the Winning Rate, and

                                          (B) the number of shares of ATP Series
                     C to be the subject of an accepted Sell Order will be the remaining number of shares of ATP Series C subject to such Submitted Hold/Sell Order,

                                (ii) if Sufficient Clearing Orders exist, in the case of a Submitted Buy Order specifying a rate equal to the Winning Rate

                                          (A) the number of shares of ATP Series
                     C to be the subject of an accepted Buy Order will be (1) the number of shares of ATP Series C subject to such Submitted Buy Order multiplied by (2) the difference between (x) the number of shares of ATP Series C that are the subject of a Submitted Sell Order or a Submitted Hold/Sell Order that specified a rate higher than the Winning Rate and (y) the number of shares of ATP Series C that are the subject of a Submitted Buy Order that specified a rate lower than the Winning Rate and divided by
                     (3) the total number of shares of ATP Series C subject to Submitted Buy Orders that specified a rate equal to the Winning Rate, and

                                          (B) such Submitted Buy Order will not
                     be accepted as to the remaining number of shares subject to such Submitted Buy Order, and

                               (iii) if Sufficient Clearing Orders do not exist, in the case of a Submitted Hold/Sell Order specifying a rate higher than the Maximum Applicable Rate and in the case of a Submitted Sell Order

                                          (A) the number of shares of ATP Series
                     C to be the subject of an accepted Sell Order will be (1) the number of shares of ATP Series C subject to such Submitted Hold/Sell Order or Submitted Sell Order multiplied by (2) the total number of shares of ATP Series C that are the subject of a Submitted Buy Order specifying a rate equal to or lower than the Maximum Applicable Rate and divided by (3) the total number of shares of ATP Series C subject to all Submitted Hold/Sell Orders that specified a rate higher than the Maximum Applicable Rate and Submitted Sell Orders, and

                                          (B) the number of shares of ATP Series
                     C to be the subject of an accepted Hold Order will be the remaining number of shares of ATP Series C subject to such Submitted Hold/Sell Order or Submitted Sell Order.

                     (iii) "Rating Default" has the meaning set forth in Section 3(c)(ii).

                     (jjj) "Rating Default Cure Date" has the meaning set forth in Section 3(a)(iii).

                     (kkk) "Redemption Default" has the meaning set forth in
Section 3(c)(ii).

                     (lll) "Reference Rate" means, with respect to the determination of the Maximum Applicable Rate, the applicable AA Composite Commercial Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable Treasury Index Rate for a Dividend Period of 184 days or more).

                     (mmm) "Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's adviser acting subject to the supervision of the Fund's Board of Directors.

                     (nnn) "S&P" means Standard & Poor's Corporation and its successors at law.

                     (ooo) "Securities Act" means the Securities Act of 1933, as amended from time to time.

                     (ppp) "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Corporation that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of ATP Series C.

                     (qqq) "Short-Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation, the remaining terms to maturity thereof are not in excess of (a) 180 days for instruments rated at least Aa3 or 270 days for instruments rated at least Aaa for purposes of determining Moody's Eligible Assets (if Moody's is then rating ATP Series C), and (b) 180 days for purposes of determining Fitch Eligible Assets (if Fitch is then rating ATP Series C):

                       (i) commercial paper that is rated as of each Valuation Date P-1 by Moody's and either F-1+ by Fitch or A-1+ by S&P, respectively;

                       (ii) demand or time deposits in, certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia) if, in each case, the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company that have (1) credit ratings on each Valuation Date of at least P-1 from Moody's and either F-1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA- from Fitch or AA-from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Corporation, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least

           A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F-1+ by Fitch or A-l+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Corporation);

                               (iii)  next-day federal funds; and

                               (iv) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company meeting the credit rating requirements of commercial paper and long-term unsecured debt obligations specified in clause (ii) above, provided that the interest receivable by the Corporation shall not be subject to any withholding or similar taxes.

                     (rrr) "Specific Redemption Provisions" means, with respect to any Alternate Term Period of more than one year, either, or any combination of (i) a period (a "Non-Call Period") determined by the Board of Directors after consultation with the Broker-Dealers, during which the shares subject to such Alternate Term Period are not subject to redemption at the option of the Corporation pursuant to Section 3(a)(i) and/or Section 3(a)(ii) and/or 3(a)(iii) and (ii) a period (a "Premium Call Period"), consisting of a number of whole years as determined by the Board of Directors after consultation with the Broker-Dealers, during each year of which the shares subject to such Alternate Term Period shall be redeemable at the Corporation's option pursuant to Section 3(a)(i) and/or in connection with any mandatory redemption pursuant to Section 3(a)(ii) and/or 3(a)(iii) at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage or percentages of $25,000 or expressed as a formula using specified variables as determined by the Board of Directors after consultation with the Broker-Dealers.

                     (sss) "Standard Term Period" means a Dividend Period of 28 days, unless such 28th day is not a Business Day, then the number of days ending on the Business Day next preceding such 28th day.

                     (ttt) "Submission Deadline" means 1:00 p.m., New York City time, on each Auction Date, or such other time on such Auction Date as may be specified from time to time by the Auction Agent as the time by which each Broker-Dealer must submit to the Auction Agent all Orders obtained by it for the Auction to be conducted on such Auction Date.

                     (uuu) "Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15(519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                     (vvv) "Type I Corporate Bonds" means Corporate Bonds rated either AAA by Fitch or, if not rated by Fitch, rated AAA by S&P and Aaa by Moody's.

                     (www) "Type II Corporate bonds" means Corporate Bonds rated either at least AA- by Fitch or, if not rated by Fitch, rated at least AA- by S&P and at least Aa3 by Moody's which do not constitute Type I Corporate Bonds.

                     (xxx) "Type III Corporate Bonds" means Corporate Bonds rated either at least A- by Fitch or, if not rated by Fitch, rated at least A-by S&P and at least A3 by Moody's which do not constitute Type I or Type II Corporate Bonds.

                     (yyy) "Type IV Corporate Bonds" means Corporate Bonds rated either at least BBB- by Fitch or, if not rated by Fitch, rated at least BBB- by S&P and at least Baa3 by Moody's which do not constitute Type I, Type II or Type III Corporate Bonds.

                     (zzz) "Type V Corporate Bonds" means Corporate Bonds rated either at least BB- by Fitch or, if not rated by Fitch, rated at least BB- by S&P and at least Ba3 by Moody's which do not constitute Type I, Type II, Type III or Type IV Corporate Bonds.

                     (aaaa) "Type VI Corporate Bonds" means Corporate Bonds rated either at least B- by Fitch or, if not rated by Fitch, rated at least B-by S&P and at least B3 by Moody's which do not constitute Type I, Type II, Type III, Type IV or Type V Corporate Bonds.

                     (bbbb) "Type VII Corporate Bonds" means Corporate Bonds rated either at least CCC by Fitch or, if not rated by Fitch, rated at least CCC by S&P and at least Caa by Moody's which do not constitute Type I, Type II, Type III, Type IV, Type V or Type VI Corporate Bonds.

                     (cccc) "Valuation Date" means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Corporation; provided, further, however, that such date shall be not more than one week from the date on which ATP Series C initially is issued.

                     (dddd) "Volatility Factor" means 1.89.

           19. Interpretation. References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained in this Part I or
Part II hereof, as the case may be, unless specifically identified otherwise. In addition, capitalized terms not defined in Section 18 of this Part I shall have the respective meanings specified in Part II hereof.


                                     PART II

            1. Certain Definitions. As used in this Part II, the following terms shall have the following meanings, unless the context otherwise requires and all section references below are to this Part II except as otherwise indicated. Capitalized terms not defined in this Section 1 of this Part II shall have the respective meanings specified in Part I hereof.

                     (a) "Agent Member" means a member of or participant in the Securities Depository that will act on behalf of a person placing an Order.

                     (b) "Available ATP" has the meaning specified in Section 5(a)(i).

                     (c) "Buy Order" has the meaning specified in Section 2(b).

                     (d) "Existing Holder" means (a) a person who has signed a Master Purchaser's Letter and beneficially owns shares of ATP Series C listed in that person's name in the records of the Auction Agent or (b) the beneficial owner of shares of ATP Series C which are listed under such person's Broker-Dealer's name in the records of the Auction Agent, which Broker-Dealer shall have signed a Master Purchaser's Letter.

                     (e) "Hold Order" has the meaning specified in Section 2(b).

                     (f) "Hold/Sell Order"has the meaning specified in Section 2(b).

                     (g) "Master Purchaser's Letter" means a letter substantially in the form of or containing provisions similar to those in the form attached to the Corporation's Prospectus with respect to the initial issuance of ATP Series C, which is required to be executed by (1) each prospective purchaser of shares of ATP Series C or (2) the Broker-Dealer through whom such shares will be held.

                     (h) "Order" has the meaning specified in Section 2(b).

                     (i) "Potential Holder," when used with respect to shares of ATP Series C, means any person, including any Existing Holder of shares of ATP Series C, (i) who shall have executed a Master Purchaser's Letter or whose shares will be listed under such person's Broker-Dealer's name on the records of the Auction Agent, which Broker-Dealer shall have executed a Master Purchaser's Letter and (ii) who may be interested in acquiring shares of ATP Series C (or, in the case of an Existing Holder or such person, additional shares of ATP Series C).

                     (j) "Sell Order" has the meaning specified in Section 2(b).

                     (k) "Submitted Buy Order" has the meaning specified in
Section 5(a).

                     (l) "Submitted Hold Order" has the meaning specified in
Section 5(a).

                     (m) "Submitted Hold/Sell Order" has the meaning specified in Section 5(a).

                     (n) "Submitted Order" has the meaning specified in Section 5(a).

                     (o) "Submitted Sell Order" has the meaning specified in
Section 5(a).

                     (p) "Sufficient Clearing Orders" means that all shares of ATP Series C are the subject of Submitted Hold Orders or that the number of shares of ATP Series C that are the subject of Submitted Buy Orders by Potential Holders specifying one or more rates equal to or less than the Maximum Applicable Rate exceeds or equals the sum of (A) the number of shares of ATP Series C that are the subject of Submitted Hold/Sell Orders by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate and (B) the number of shares of ATP Series C that are subject to Submitted Sell Orders.

                     (q) "Winning Rate" means the lowest rate specified in the Submitted Orders which, if (i) each Submitted Hold/Sell Order from Existing Holders specifying such lowest rate and all other Submitted Hold/Sell Orders from Existing Holders specifying lower rates were accepted and (ii) each Submitted Buy Order from Potential Holders specifying such lowest rate and all other Submitted Buy Orders from Potential Holders specifying lower rates were accepted, would result in the Existing Holders described in clause (i) above continuing to hold an aggregate number of shares of ATP Series C which, when added to the number of shares of ATP Series C to be purchased by the Potential Holders described in clause (ii) above and the number of shares of ATP Series C subject to Submitted Hold Orders, would be equal to the number of shares of ATP Series C.

           Section 2.  Orders by Existing Holders and Potential Holders.

                     (a) On or prior to the Submission Deadline on each Auction Date with respect to ATP Series C:

                                (i) each Existing Holder may submit to a Broker-Dealer information as to:

                                          (A) the number of Outstanding shares
                     of ATP Series C, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                                          (B) the number of Outstanding shares
                     of ATP Series C, if any, held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                                          (C) the number of Outstanding shares
                     of ATP Series C, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                                (ii) each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including persons that are not Existing Holders, on such list to determine the number of Outstanding shares of ATP Series C, if any, which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

                     (b) For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i) or (ii) of Section 2(a) of this Part II is hereinafter referred to as an "Order"; an Order containing the information referred to in clause (i)(A) of Section 2(a) of this Part II is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (i)(B) of Section 2(a) of this Part II is hereinafter referred to as a "Hold/Sell"; an Order containing the information referred to in clause (i)(C) of Section 2(a) of this Part II is hereinafter referred to as a "Sell Order"; and an Order containing the information referred to in clause (ii) of Section 2(a) of this Part II is hereinafter referred to as a "Buy Order."

                     (c) (i) A Hold/Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                                          (A) the number of Outstanding shares
                     of ATP Series C specified in such Order if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Order; or

                                          (B) a lesser number of Outstanding
                     shares of ATP Series C to be determined as set forth in
                     Section 6(a)(v) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

                                          (C) a lesser number of Outstanding
                     shares of ATP Series C to be determined as set forth in
                     Section 6(b)(iv) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Orders do not exist.

                                (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell the number of Outstanding shares of ATP Series C specified in such Sell Order.

                                (iii) A Buy Order by a Potential Holder shall constitute an irrevocable offer to purchase:

                                          (A) the number of Outstanding shares
                     of ATP Series C specified in such Order if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Order; or

                                          (B) such number or a lesser number of
                     Outstanding shares of ATP Series C to be determined as set forth in Section 6(a)(vi) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

           Section 3.  [Reserved]

           Section 4.  Submission of Orders by Broker-Dealers to Auction Agent.

                     (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date for the Auction to be conducted on such Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

                                (i) the aggregate number of shares of ATP Series C that are the subject of such Order;

                                (ii) to the extent that such Order is placed by an Existing Holder:

                                          (A) the number of shares of ATP Series
                     C, if any, subject to any Hold Order placed by such Existing Holder;

                                          (B) the number of shares of ATP Series
                     C, if any, subject to any Hold/Sell Order placed by such Existing Holder;

                                          (C) the number of shares of ATP Series
                     C, if any, subject to any Sell Order placed by such Existing Holder;

                                (iii) to the extent that such Order is placed by an Potential Holder, the number of shares of ATP Series C subject to such Order; and

                                (iv) the rate per annum specified in such Order.

                     (b) If any rate per annum specified in any Order contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.0001) of 1%.

                     (c) If an Order or Orders covering all shares of ATP Series C held by any Existing Holder are not submitted to the Auction Agent by the Submission Deadline, the Auction Agent shall, only in the case of an Auction preceding a Dividend Period of 93 days or fewer and at the conclusion of a Dividend Period of 93 days or fewer, deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent. If an Order or Orders covering all shares of ATP Series C held by any Existing Holder are not submitted to the Auction Agent by the Submission Deadline, the Auction Agent will, in the case of all other Auctions, deem a Sell Order to have been submitted on behalf of such Existing Holder covering the number of shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                     (d) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of shares of ATP Series C held by such Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

                                (i) If one or more Hold Orders shall be
           submitted on behalf of an Existing Holder as to a number of shares of ATP Series C greater than the number of shares of ATP Series C held by such Existing Holder, such Hold Order or Hold Orders shall be considered valid only as to the number of shares of ATP Series C held by such Existing Holder. In the case of multiple Hold Orders, each such Hold Order shall be considered valid pro rata.

                                (ii) If one or more Hold/Sell Orders shall be submitted on behalf of an Existing Holder as to a number of shares of ATP Series C greater than the excess of the number of shares of ATP Series C held by such Existing Holder over the number of shares of such series of ATP subject to Hold Orders submitted on behalf of such

           Existing Holder, such Hold/Sell Order or Hold/Sell Orders shall be considered valid only as to the number of shares of such series of ATP Series C equal to such excess. In the case of multiple Hold/Sell Orders specifying different rates, such Hold/Sell Orders shall be considered valid in increasing order of such rates. In the case of multiple Hold/Sell Orders specifying the same rate, each such Hold/Sell Order shall be considered valid pro rata.

                               (iii) If one or more Sell Orders shall be submitted on behalf of an Existing Holder as to a number of shares of ATP Series C greater than the excess of the number of shares of ATP Series C held by such Existing Holder over the number of shares of ATP Series C subject to Hold Orders and Hold/Sell Orders submitted on behalf of such Existing Holder, such Sell Order or Sell Orders shall be considered valid only as to the number of shares equal to such excess. In the case of multiple Sell Orders, each such Sell Order shall be considered valid pro rata.

                     (e) If more than one Order is submitted on behalf of any Existing Holder or Potential Holder, each Order submitted shall be a separate Order with the rate and shares of ATP Series C therein specified.

                     (f) In the case of any Dividend Period of 93 days or fewer, if any rate specified in any Order is lower than the Minimum Applicable Rate for the Dividend Period with respect to which such Order is made, such Order will be deemed to be an Order specifying a rate equal to such Minimum Applicable Rate.

                     (g) In the case of any Dividend Period of more than 93 days, only Buy Orders, Hold/Sell Orders and Sell Orders may be submitted.

           Section 5. Determination of Sufficient Clearing Orders, Winning Rate and Applicable Rate.

                     (a) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Hold/Sell Order", a "Submitted Sell Order" or a "Submitted Buy Order," as the case may be, or as a "Submitted Order") and shall determine:

                                (i) the excess of the total number of
           Outstanding shares of ATP Series C over the number of Outstanding shares of ATP Series C that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available ATP");

                               (ii) from the Submitted Orders whether the number of Outstanding shares of ATP Series C that are the subject of Submitted Buy Orders by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                                          (A) the number of shares of ATP Series
                     C that are the subject of Submitted Hold/Sell Orders by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

                                          (B) the number of shares of ATP Series
                     C that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of such series of ATP in clauses (A) and
                     (B) above are each zero because all of the Outstanding shares of ATP Series C are the subject of Submitted Hold Orders), such Submitted Buy Orders by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Orders"), would result in the number of shares subject to all Submitted Orders specifying the Winning Rate or a lower rate per annum being at least equal to the Available ATP.

                     (b) Promptly after the Auction Agent has made the determinations pursuant to Section 5(a), the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

                                (i) If Sufficient Clearing Orders exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Rate;

                                (ii) If Sufficient Clearing Orders do not exist (other than because all of the Outstanding shares of ATP Series C are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate and the Dividend Period shall be a Standard Term Period; or

                                (iii) If all Existing Holders submit (or are deemed to have submitted) Hold Orders in an Auction, the Dividend Period next succeeding the Auction shall automatically be the same Dividend Period as that Dividend Period immediately preceding the Auction and the Applicable Rate will be the Minimum Applicable Rate (or such other rate if there is no Minimum Applicable Rate) in effect on the date of the Auction with respect to such Dividend Period.

           Section 6. Acceptance and Rejection of Submitted Orders and Submitted Sell Orders and Allocation of Shares.

           Based upon the results of the Auction, the Auction Agent will determine the aggregate number of shares to be held and sold by Existing Holders and to be purchased by Potential Holders, and, with respect to each Broker-Dealer, determine the extent to which such Broker-Dealer will deliver, and from which other Broker-Dealers such Broker-Dealer will receive, shares.

                     (a)       If Sufficient Clearing Orders exist:

                                (i) all Submitted Hold Orders will be accepted;

                                (ii) all Submitted Sell Orders will be accepted and all Submitted Hold/Sell Orders specifying any rate higher than the Winning Rate will be accepted as Sell Orders;

                                (iii) all Submitted Hold/Sell Orders specifying a rate lower than the Winning Rate will be accepted as Hold Orders;

                                (iv) all Submitted Buy Orders specifying a rate lower than the Winning Rate will be accepted;

                                (v) all Submitted Hold/Sell Orders specifying a rate equal to the Winning Rate will be accepted as Hold Orders unless the number of shares subject to all such Submitted Hold/Sell Orders is greater than the number of shares remaining unaccounted for after the acceptances described in clauses (i), (iii) and (iv) above, in which event each such Submitted Hold/Sell Order will be accepted as a Hold Order and a Sell Order as to the respective number of shares determined in accordance with the Proration Procedures; and

                                (vi) all Submitted Buy Orders specifying a rate equal to the Winning Rate will be accepted, unless the number of shares subject to all such Submitted Buy Orders is greater than the number of shares remaining unaccounted for after the acceptances described in clauses (i), (iii), (iv) and (v) above, in which event each such Submitted Buy Order will be accepted only as to the number of shares determined in accordance with the Proration Procedures.

                     (b)       If Sufficient Clearing Orders do not exist:

                                (i) all Submitted Hold Orders will be accepted;

                                (ii) all Submitted Hold/Sell Orders specifying a rate equal to or lower than the Maximum Applicable Rate will be accepted as Hold Orders;

                                (iii) all Submitted Buy Orders specifying a rate equal to or lower than the Maximum Applicable Rate will be accepted; and

                                (iv) all Submitted Hold/Sell Orders specifying a rate higher than the Maximum Applicable Rate and all Submitted Sell Orders will be accepted as Hold Orders and as Sell Orders as to the respective number of shares of ATP Series C determined in accordance with the Proration Procedures.

                     (c) If as a result of the procedures described in Section 6(a) or 6(b) any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of ATP Series C in any Auction, the Auction Agent will, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of ATP Series C being sold or purchased on such Auction Date so that each share sold or purchased by each Existing Holder or Potential Holder will be a whole share of ATP Series C even if such allocation results in one or more of such Potential Holders not purchasing any shares of ATP Series C or in one or more Existing Holders no longer holding any shares of ATP Series C.

                     (d) If, as a result of the procedures described in Section 6(a), any Potential Holder would be entitled or required to purchase a fraction of a share of ATP Series C, as applicable, on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of ATP Series C for purchase among Potential Holders so that only whole shares of ATP Series C are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of ATP Series C on such Auction Date or in one or more Existing Holders no longer holding any shares of ATP Series C.

                     (e) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Orders on behalf of Existing Holders or Potential Holders, the aggregate number of shares of ATP Series C to be purchased and the aggregate number of shares of ATP Series C to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of shares of ATP Series C to be purchased and such aggregate number of shares of such series of ATP to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of ATP Series C.

           Section 7. Notification of Results; Settlement.

                     (a) The Auction Agent will advise each Broker-Dealer that submitted an Order whether such Order was accepted and of the Applicable Rate for the next Dividend Period by telephone by approximately 3:00 p.m., New York City time, on each Auction Date. Each Broker-Dealer that submitted an Order will as soon as practicable advise each Existing Holder and Potential Holder whether its Order was accepted and will confirm in writing purchases and sales with each Existing Holder and Potential Holder purchasing or selling shares as a result of an auction as soon as practicable on the Business Day next succeeding the Auction Date. Each Broker-Dealer that submitted a Hold Order will advise each Existing Holder on whose behalf such Hold Order was submitted of the Applicable Rate for the shares of ATP Series C for the next Dividend Period.

                     (b) In accordance with the Securities Depository's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through the Securities Depository and the accounts of the respective Agent Members at the Securities Depository will be debited and credited and shares delivered as necessary to effect the purchases and sales as determined in the Auction. Purchasers will make payment through their Agent Members in same-day funds to the Securities Depository against delivery through their Agent Members; the Securities Depository will make payment in accordance with its normal procedures as in effect from time to time.

                     (c) If any Existing Holder selling shares in an Auction fails to deliver such shares, the Broker-Dealer of any person that was to have purchased shares in such Auction may deliver to such person a number of whole shares that is less than the number of shares that otherwise was to be purchased by such person. In such event, the number of shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery.

           Section 8.  Miscellaneous.

           The Board of Directors may interpret the provisions of these Auction Procedures to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not adversely affect the rights of Existing Holders of shares of ATP Series C. Except as otherwise required by law, an Existing Holder shall have the ownership of the shares of ATP Series C held by it maintained in book entry form by the Securities Depository in the account of (a) for an Existing Holder who holds shares of ATP Series C directly, its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership or (b) for an Existing Holder holding shares of ATP Series C through a Broker-Dealer, its Broker-Dealer's Agent Member, in which case its Broker-Dealer shall maintain records of such Existing Holder's beneficial ownership. Neither the Corporation nor any Affiliate of the Corporation shall submit an Order in any Auction. Any Existing Holder that is such an Affiliate shall not sell, transfer or otherwise dispose of shares of ATP Series C to any Person other than the Corporation. All of the shares of ATP Series C shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Corporation's option and upon its receipt of such documents as it deems appropriate, any shares of ATP Series C may be registered in the share register for the shares of ATP Series C maintained by the Auction Agent in the name of the Existing Holder thereof or in the name of such Existing holder's Broker-Dealer and such Existing Holder or such Existing Holder's Broker-Dealer thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.